UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 3, 2026 (October 28, 2026)

INTERNATIONAL FLAVORS & FRAGRANCES INC.
(Exact Name of Registrant as Specified in its Charter)

New York	1-4858	13-1432060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 West 57th Street New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 765-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value 12 1/2 cents per share	IFF	New York Stock Exchange
1.800% Senior Notes due 2026	IFF 26	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2026, the Board of Directors (the "Board") of International Flavors & Fragrances Inc. (the "Company") approved one-time equity and cash transaction incentive awards (the "Transaction Incentive Awards") for certain members of the Company's executive leadership team, including certain of the Company's named executive officers. The awards relate to the Company's previously announced sale of its Food Ingredients business (the "Transaction"), as described in the Company's Current Report on Form 8-K filed on June 1, 2026.

The Transaction Incentive Awards are intended to reinforce and align the priorities of key executives with the successful completion of the Transaction and to reduce risk associated with closing and the post-closing transition period. The Board approved the awards, which are in addition to the Company's regular annual and long-term incentive programs, in recognition of the importance of the Transaction to the Company and its shareholders and the complexity of completing the Transaction. The Board granted the award to J. Erik Fyrwald, Chief Executive Officer, in the form of Restricted Stock Units ("RSUs") with three-year cliff vesting so that the ultimate value of his award will depend on the Company's share price performance following the Transaction, further aligning his interests with those of the Company's shareholders.

No Transaction Incentive Award will be paid or vest unless the Transaction closes. If the definitive agreement for the Transaction is terminated, all Transaction Incentive Awards will be forfeited without payment.

Cash Awards. Each Transaction Incentive Award other than Mr. Fyrwald's will be paid in a single cash lump sum three months after the closing date of the Transaction, provided the executive remains employed by the Company through the payment date. An executive whose employment ends for any reason before the payment date will forfeit the award.

Chief Executive Officer Equity Award. Mr. Fyrwald received on November 2, 2026 a grant of RSUs under the Company's 2021 Amended and Restated Stock Award and Incentive Plan (the "Plan") with a grant date value of $700,000. The number of RSUs was determined by dividing $700,000 by the closing price of the Company's common stock on the grant date. The RSUs will vest in full on the third anniversary of the grant date, subject to the closing of the Transaction and will be settled in shares of the Company's common stock.

 The following table sets forth the Transaction Incentive Awards approved for the Company's named executive officers:

Name and Title	Form of Award	Award Value
J. Erik Fyrwald, Chief Executive Officer	RSUs, three-year cliff vesting⁽¹⁾	$700,000
Michael DeVeau, Chief Financial Officer	Cash	$700,000
Leticia Gonçalves Lourenço, President, Health & Biosciences	Cash	$700,000
Yuvraj Arora, President, Taste & Chief Commercial Officer	Cash	$350,000
⁽¹⁾ Represents the grant date value of the RSUs, which vest in full on the third anniversary of the grant date, subject to the terms described above.

The foregoing description of the Transaction Incentive Awards does not purport to be complete and is qualified in its entirety by reference to the form of cash Transaction Incentive Award letter and Mr. Fyrwald's RSU award agreement, which the Company intends to file as exhibits to its Annual Report on Form 10-K for the fiscal year ending December 31, 2026.

Item 5.03
Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 28, 2026, the Board approved and adopted amended and restated bylaws (as amended, the "Bylaws"), effective immediately. The amendments effected by the Bylaws authorize the Board to hold a meeting of stockholders solely by means of remote communication or to permit remote participation in a meeting held at a physical location and allow for certain means of electronic communication.

The foregoing summary of the amendments effected by the Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Bylaws, which are attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01
Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws of International Flavors & Fragrances Inc.
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

	By:	/s/ Stephen Landsman
	Name:	Stephen Landsman
	Title:	EVP, General Counsel

Date: November 3, 2026